Finisar Announces Third Quarter Revenues of $306.3 Million, 3.1% Growth Over Prior Quarter

SUNNYVALE, CA -- (Marketwired - March 05, 2015) - Finisar Corporation (NASDAQ: FNSR), a global technology leader for subsystems and components for fiber optic communications, today announced financial results for its third quarter of fiscal 2015, ended January 25, 2015.

COMMENTARY

"Revenues for our third fiscal quarter were $306.3 million, an increase of $9.3 million compared to the prior quarter," said Jerry Rawls, Finisar's executive Chairman of the Board. "Revenue growth was primarily driven by the demand for 40 gigabit and 100 gigabit transceivers for datacom applications, as well as transceivers for wireless applications."

"Although our gross margins declined primarily as a result of our annual telecom price reductions and low yields on a new optical engine product, we significantly decreased our operating expenses resulting in a minimal impact to our earnings," said Eitan Gertel, Finisar's Chief Executive Officer.

       FINANCIAL HIGHLIGHTS - THIRD QUARTER ENDED JANUARY 25, 2015

Summary GAAP Results                                 Third        Second
                                                    Quarter      Quarter
                                                     Ended        Ended
                                                  January 25,  October 26,
                                                     2015          2014
                                                 ------------  -----------
                                                 (in thousands, except per
                                                       share amounts)

Revenues                                         $    306,283  $   296,981
Gross margin                                             25.5%        28.6%
Operating expenses                               $     74,552  $    92,180
Operating income (loss)                          $      3,401  $    (7,259)
Operating margin                                          1.1%        (2.4)%
Net income (loss)                                $      1,678  $   (11,361)
Income per share-basic                           $       0.02  $     (0.11)
Income per share-diluted                         $       0.02  $     (0.11)

Basic shares                                          103,563       99,621
Diluted shares                                        105,990       99,621

Summary Non-GAAP Results (a)                         Third        Second
                                                    Quarter      Quarter
                                                     Ended        Ended
                                                  January 25,  October 26,
                                                     2015          2014
                                                 ------------  -----------
                                                 (in thousands, except per
                                                       share amounts)

Revenues                                         $    306,283  $   296,981
Gross margin                                             30.0%        31.1%
Operating expenses                               $     65,128  $    67,306
Operating income                                 $     26,852  $    24,984
Operating margin                                          8.8%         8.4%
Net income                                       $     26,706  $    23,465
Income per share-basic                           $       0.26  $      0.24
Income per share-diluted                         $       0.25  $      0.23

Basic shares                                          103,563       99,621
Diluted shares                                        105,990      105,340

(a) In evaluating the operating performance of Finisar's business, Finisar management utilizes financial measures that exclude certain charges and credits required by U.S. generally accepted accounting principles, or
    GAAP, that are considered by management to be outside Finisar's core operating results. A reconciliation of Finisar's non-GAAP financial measures to the most directly comparable GAAP measures, as well as additional related information, can be found under the heading "Finisar
    Non-GAAP Financial Measures" below.

Financial Statement Highlights for the Third Quarter of Fiscal 2015:

--  Revenues increased to $306.3 million, up $9.3 million, or 3.1%, from
    $297.0 million in the preceding quarter.

--  Sales of products for datacom applications increased by $18.5 million, or 8.5%, compared to the preceding quarter, primarily driven by the demand for 40 gigabit and 100 gigabit transceivers for datacom applications, as well as transceivers for wireless applications.

--  Sales of products for telecom applications decreased by $9.2 million, or
    11.3%, compared to the preceding quarter, primarily due to the impact of one month of the annual telecom price reduction that typically takes effect on January 1 and the decrease in demand for transceivers for telecom applications driven by sluggish carrier capital expenditures.

--  GAAP gross margin decreased to 25.5% from 28.6% in the preceding quarter, primarily driven by a $5.7 million non-cash charge for the impairment of long-lived assets.

--  Non-GAAP gross margin decreased to 30.0% from 31.1% in the preceding quarter primarily due to the impact of one month of the annual telecom price reduction that typically takes effect on January 1 and the impact of substantial yield loss for a new optical engine product for supercomputing applications that we started to ramp in production during the quarter.

--  GAAP operating expenses decreased $17.6 million to $74.6 million from
    $92.2 million in the preceding quarter, primarily from expense reduction related to resolving patent infringement litigation that occurred in the preceding quarter.

--  Non-GAAP operating expenses decreased $2.2 million to $65.1 million from
    $67.3 million in the preceding quarter.

--  GAAP operating income increased $10.7 million, to $3.4 million or 1.1%
    of revenues, compared to an operating loss of $7.3 million or (2.4)% of revenues in the preceding quarter, primarily as the result of higher revenues and lower operating expenses.

--  Non-GAAP operating income increased $1.9 million to $26.9 million, or
    8.8% of revenues, compared to $25.0 million, or 8.4% of revenues, in the preceding quarter, primarily as the result of higher revenue and lower operating expenses.

--  Cash, cash equivalents and short term investments increased $11.4 million to $488.9 million at the end of the third quarter, compared to
    $477.4 million at the end of the preceding quarter.

OUTLOOK

The Company indicated that for the fourth quarter of fiscal 2015 it currently expects revenues in the range of $310 to $330 million, non-GAAP gross margin of approximately 30%, non-GAAP operating margin of approximately 8% to 9%, and non-GAAP earnings per diluted share in the range of approximately $0.22 to $0.28. Please note that the fourth quarter fiscal 2015 will have 14 weeks compared to 13 weeks in the preceding quarter. However, the positive benefit to revenue of the extra week will be partially offset by the impact of Chinese New Year which occurred in February. In addition, operating expenses are expected to increase primarily due to the extra week relative to the preceding quarter.

CONFERENCE CALL

Finisar will discuss its financial results for the third quarter and current business outlook during its regular quarterly conference call scheduled for Thursday, March 5, 2015, at 2:00 pm PT (5:00 pm ET). To listen to the call you may connect through the Finisar investor relations page at http://investor.finisar.com/ or dial 877-718-5108 (domestic) or + 719-325-4773(international) and enter conference ID 3629508.

An audio replay will be available for two weeks following the call by dialing 1-888-203-1112 (domestic) or +1-719-457-0820 and then following the prompts: enter conference ID 3629508 and provide your name, affiliation, and contact number. A replay of the webcast will be available shortly after the conclusion of the call on the Company's website until the next regularly scheduled earnings conference call.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statement concerning Finisar's expected financial performance. These statements are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on our current expectations, estimates, assumptions and projections about our business and industry, and the markets and customers we serve, and they are subject to numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Finisar assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those projected. Examples of such risks include those associated with: the uncertainty of customer demand for Finisar's products; the rapidly evolving markets for Finisar's products and uncertainty regarding the development of these markets; Finisar's historical dependence on sales to a limited number of customers and fluctuations in the mix of products and customers in any period; ongoing new product development and introduction of new and enhanced products; the challenges of rapid growth followed by periods of contraction; intensive competition; and the uncertainty of achieving anticipated cost savings and synergies in connection with the recently completed u2t acquisition. Further information regarding these and other risks relating to Finisar's business is set forth in Finisar's annual report on Form 10-K (filed June 26, 2014) and quarterly SEC filings.

ABOUT FINISAR

Finisar Corporation (NASDAQ: FNSR) is a global technology leader for fiber optic subsystems and components that enable high-speed voice, video and data communications for telecommunications, networking, storage, wireless, and cable TV applications. For 25 years, Finisar has provided critical optics technologies to system manufacturers to meet the increasing demands for network bandwidth. Finisar is headquartered in Sunnyvale, California, USA with R&D, manufacturing sites, and sales offices worldwide. For additional information, visit www.finisar.com.

FINISAR FINANCIAL STATEMENTS The following financial tables are presented in accordance with GAAP.

                            Finisar Corporation
                   Consolidated Statements of Operations
             (Unaudited, in thousands, except per share data)

                                                                    Three
                                                                    Months
                       Three Months Ended    Nine Months Ended      Ended
                      --------------------  --------------------  ---------
                       January    January    January    January    October
                      25, 2015   26, 2014   25, 2015   26, 2014   26, 2014
                      ---------  ---------  ---------  ---------  ---------
Revenues              $ 306,283  $ 294,018  $ 930,902  $ 850,808  $ 296,981
Cost of revenues        221,173    187,368    659,183    546,638    210,625
Impairment of acquired
 developed technology
 and other long-lived
 assets                   5,722          -      5,722          -          -
Amortization of
 acquired developed
 technology               1,435        961      4,304      3,735      1,435
                      ---------  ---------  ---------  ---------  ---------
Gross profit             77,953    105,689    261,693    300,435     84,921
Gross margin               25.5%      35.9%      28.1%      35.3%      28.6%
Operating expenses:
  Research and
   development           48,782     46,734    150,972    135,223     51,184
  Sales and marketing    10,926     10,911     34,378     35,038     11,487
  General and
   administrative        14,062     14,353     57,553     38,081     28,772
  Impairment of
   acquired developed
   technology and
   other long-lived
   assets                    45          -         45          -          -
  Amortization of
   purchased
   intangibles              737        595      2,235      1,785        737
                      ---------  ---------  ---------  ---------  ---------
    Total operating
     expenses            74,552     72,593    245,183    210,127     92,180
                      ---------  ---------  ---------  ---------  ---------
Income (loss) from
 operations               3,401     33,096     16,510     90,308     (7,259)
Interest income             321        335      1,275        834        342
Interest expense         (2,686)    (1,663)    (8,687)    (2,582)    (2,867)
Other income
 (expenses), net          2,051     (1,873)        58       (890)        33
                      ---------  ---------  ---------  ---------  ---------
Income (loss) before
 income taxes and non-
 controlling interest     3,087     29,895      9,156     87,670     (9,751)
Provision for income
 taxes                    1,409      2,827      4,596      4,816      1,610
                      ---------  ---------  ---------  ---------  ---------
Income (loss) before
 non-controlling
 interest                 1,678     27,068      4,560     82,854    (11,361)
Adjust for net loss
 attributable to non-
 controlling interest         -         (7)         -        183          -
                      ---------  ---------  ---------  ---------  ---------
Net income (loss)
 attributable to
 Finisar Corporation  $   1,678  $  27,061  $   4,560  $  83,037  $ (11,361)
                      =========  =========  =========  =========  =========

Net income (loss) per
 share attributable to
 Finisar Corporation
 common stockholders:

  Basic               $    0.02  $    0.28  $    0.05  $    0.87  $   (0.11)
  Diluted             $    0.02  $    0.26  $    0.04  $    0.82  $   (0.11)

Shares used in
 computing net income
 per share - basic      103,563     96,394    100,475     95,649     99,621
Shares used in                                                       99,621
 computing net income
 per share - diluted    105,990    104,361    103,825    103,491

                            Finisar Corporation
                        Consolidated Balance Sheets
                              (in thousands)

                         January 25,  October 26,    July 27,    April 27,
                             2015         2014         2014         2014
                         -----------  -----------  -----------  -----------
                         (Unaudited)  (Unaudited)  (Unaudited)
                         -----------  -----------  -----------  -----------
          ASSETS
Current assets:
  Cash and cash
   equivalents           $   198,344  $   186,952  $   287,455  $   303,101
  Short-term held-to-
   maturity investments      290,520      290,478      209,927      209,922
  Accounts receivable,
   net                       210,116      213,721      231,312      225,020
  Accounts receivable,
   other                      41,540       34,573       41,595       33,749
  Inventories                277,862      284,789      270,122      259,759
  Prepaid expenses and
   other assets               37,265       38,065       38,582       33,022
                         -----------  -----------  -----------  -----------
    Total current assets   1,055,647    1,048,578    1,078,993    1,064,573
Property, equipment and
 improvements, net           304,547      306,331      301,020      273,328
Purchased intangible
 assets, net                  29,336       31,508       33,680       34,141
Goodwill                     106,735      106,735      106,735      106,115
Minority investments           2,647        2,547        2,317        2,117
Other assets                  22,444       22,528       20,907       17,272
                         -----------  -----------  -----------  -----------
    Total assets         $ 1,521,356  $ 1,518,227  $ 1,543,652  $ 1,497,546
                         ===========  ===========  ===========  ===========

     LIABILITIES AND
   STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable       $   123,895  $   113,235  $   143,224  $   119,439
  Accrued compensation        30,632       35,354       28,215       38,541
  Other accrued
   liabilities                31,854       33,529       27,568       31,533
  Deferred revenue            11,240       12,358       16,872       16,659
  Short term debt                175          187          247          243
  Current portion of
   convertible notes                       36,665       40,015       40,015
                         -----------  -----------  -----------  -----------
    Total current
     liabilities             197,796      231,328      256,141      246,430
Long-term liabilities:
  Convertible notes, net
   of current portion        219,072      216,775      214,496      212,253
  Other non-current
   liabilities                24,184       24,900       24,042       22,804
                         -----------  -----------  -----------  -----------
    Total liabilities        441,052      473,003      494,679      481,487
Stockholders' equity:
  Common stock                   104          100          100           97
  Additional paid-in
   capital                 2,537,231    2,485,133    2,469,687    2,456,110
  Accumulated other
   comprehensive income       (1,418)      17,282       25,116       20,025
  Accumulated deficit     (1,455,613)  (1,457,291)  (1,445,930)  (1,460,173)
                         -----------  -----------  -----------  -----------
    Total stockholders'
     equity                1,080,304    1,045,224    1,048,973    1,016,059
                         -----------  -----------  -----------  -----------
Total liabilities and
 stockholders' equity    $ 1,521,356  $ 1,518,227  $ 1,543,652  $ 1,497,546
                         ===========  ===========  ===========  ===========

Note - Balance sheet amounts as of April 27, 2014 are derived from the audited consolidated financial statements as of the date.

FINISAR NON-GAAP FINANCIAL MEASURES

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles, or GAAP, Finisar provides the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission: non-GAAP gross profit, non-GAAP operating income and non-GAAP income per share. These non-GAAP financial measures are supplemental information regarding the Company's operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or which occur relatively infrequently and which management considers to be outside our core operating results. Some of these non-GAAP measures also exclude the ongoing impact of historical business decisions made in different business and economic environments. Management believes that tracking non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share provides management and the investment community with valuable insight into our current operations, our ability to generate cash and the underlying business trends which are affecting our performance. These non-GAAP measures are used by both management and our Board of Directors, along with the comparable GAAP information, in evaluating our current performance and planning our future business activities. In particular, management finds it useful to exclude non-cash charges in order to better correlate our operating activities with our ability to generate cash from operations and to exclude certain cash charges as a means of more accurately predicting our liquidity requirements. We believe that these non-GAAP measures, when used in conjunction with our GAAP financial information, also allow investors to better evaluate our financial performance in comparison to other periods and to other companies in our industry.

In calculating non-GAAP gross profit in this release, we have excluded the following items from cost of revenues in applicable periods in this release:

--  Changes in excess and obsolete inventory reserve (predominantly non-cash charges or non-cash benefits);
--  Amortization of acquired technology (non-cash charges related to technology obtained in acquisitions);
--  Duplicate facilities costs during facilities move (non-recurring cash charges)
--  Stock-based compensation expense (non-cash charges);
--  Abandonment of fix assets (non-cash charges);
--  Impairment of long-lived assets (non-recurring non-cash charges);
--  Reduction in force costs (non-recurring cash charges); and
--  Acquisition related retention payments (non-recurring cash charges).

In calculating non-GAAP operating income in this release, we have excluded the same items to the extent they are classified as operating expenses, and have also excluded the following items in applicable periods in this release:

--  Gain or loss on litigation settlements and resolutions and related costs
    (non-recurring cash charges or benefits);
--  Employee and employer tax liabilities related to the 2006 special investigation into our historical stock option granting practices (non-
    recurring cash charges);
--  Shareholder class action and derivative litigation costs (non-recurring cash charges associated with the derivative litigation related to our historical stock option granting practices and related to the class action and derivative litigation related to our March 8, 2011 earnings announcement);
--  Acquisition related costs (non-recurring cash charges); and
--  Amortization of purchased intangibles (non-cash charges).

In calculating non-GAAP income and non-GAAP income per share in this release, we have also excluded the following items in applicable periods in this release:

--  Imputed interest expenses on convertible debt (non-cash charges);
--  Imputed interest related to restructuring (non-cash charges);
--  Gains and losses on sales of assets (non-recurring and/or non-cash losses and gains related to the periodic disposal of assets no longer required for current activities);
--  Gains and losses related to minority investments (non-cash or non-
    recurring benefits or charges);
--  Other miscellaneous expenses (income) (non-recurring charges or benefits);
--  Dollar denominated foreign exchange transaction losses (gains) (non-cash charges or benefits);
--  Amortization of debt issuance costs (non-cash charges);
--  Non-controlling interest non-GAAP adjustment (non-cash and/or non-
    recurring charges or benefits attributable to the non-controlling interest in majority-controlled subsidiaries); and
--  Differences between cash payable for income taxes and the provision for income taxes in accordance with GAAP, less discrete items.

A reconciliation of this non-GAAP financial information to the corresponding GAAP information is set forth below:

                            Finisar Corporation
      Reconciliation of Results of Operations under GAAP and non-GAAP
              (Unaudited, in thousands, except per share data)

                                                                    Three
                                                                    Months
                       Three Months Ended     Nine Months Ended     Ended
                      --------------------  --------------------  ---------
                       January    January    January    January    October
                       25, 2015   26, 2014   25, 2015   26, 2014   26, 2014
                      ---------  ---------  ---------  ---------  ---------
GAAP to non-GAAP
 reconciliation of
 gross profit:
Gross profit - GAAP   $  77,953  $ 105,689  $ 261,693  $ 300,435  $  84,921
Gross margin - GAAP        25.5%      35.9%      28.1%      35.3%      28.6%
Adjustments:
Cost of revenues
  Change in excess and
   obsolete inventory
   reserve                3,772        384      7,541         55      2,048
  Amortization of
   acquired technology    1,435        961      4,304      3,735      1,435
  Duplicate facility
   costs during
   facility move              6                   772                   766
  Stock compensation      2,660      2,374      7,524      6,207      2,588
  Abandonment of fixed
   assets                     -          -        124          -        124
  Impairment of long-
   lived assets           5,722          -      5,722          -          -
  Reduction in force
   costs                    371         34      1,165        104        319
  Acquisition related
   retention payment         61         62        268        194         89
                      ---------  ---------  ---------  ---------  ---------
    Total cost of
     revenue
     adjustments         14,027      3,815     27,420     10,295      7,369
                      ---------  ---------  ---------  ---------  ---------
Gross profit - non-
 GAAP                    91,980    109,504    289,113    310,730     92,290
                      ---------  ---------  ---------  ---------  ---------
Gross margin - non-
 GAAP                      30.0%      37.2%      31.1%      36.5%      31.1%

GAAP to non-GAAP
 reconciliation of
 operating income:
Operating income
 (loss) - GAAP            3,401     33,096     16,510     90,308     (7,259)
Operating margin -
 GAAP                       1.1%      11.3%       1.8%      10.6%      -2.4%
Adjustments:
Total cost of revenue
 adjustments             14,027      3,815     27,420     10,295      7,369
Research and
 development
  Reduction in force
   costs                     23          -        708         28        353
  Duplicate facility
   costs during
   facility move             99          -        866          -        767
  Acquisition related
   retention payment        132        190        491        571        166
  Stock compensation      4,669      3,995     13,832     11,589      4,727
Sales and marketing
  Acquisition related
   retention payment          9         17         38         51          9
  Stock compensation      1,600      1,369      4,754      3,935      1,625
General and
 administrative
  Reduction in force
   costs                     49        (82)       103        158         59
  Duplicate facility
   costs                     36          -        152          -        116
  Acquisition related
   retention payment          7        (11)       (32)     1,036        (55)
  Stock compensation      2,654      2,618      8,083      7,704      2,617
  Payroll taxes
   related to options
   investigation              -          -         17          -         17
  Acquisition related
   costs                     36        591        274        940          8
  Litigation
   settlements and
   resolutions and
   related costs           (662)         5     11,754         10     13,728
  Shareholder class
   action and
   derivative
   litigation costs         (10)        97        (10)    (4,951)         -
Amortization of
 purchased intangibles      737        595      2,235      1,785        737
Impairment of long-
 lived assets                45          -         45          -          -
                      ---------  ---------  ---------  ---------  ---------
    Total cost of
     revenue and
     operating expense
     adjustments         23,451     13,199     70,730     33,151     32,243
                      ---------  ---------  ---------  ---------  ---------
Operating income -
 non-GAAP                26,852     46,295     87,240    123,459     24,984
                      ---------  ---------  ---------  ---------  ---------
Operating margin -
 non-GAAP                   8.8%      15.7%       9.4%      14.5%       8.4%

GAAP to non-GAAP
 reconciliation of
 income attributable
 to Finisar
 Corporation:
Net income (loss)
 attributable to
 Finisar Corporation -
 GAAP                     1,678     27,061      4,560     83,037    (11,361)
Adjustments:
Total cost of revenue
 and operating expense
 adjustments             23,451     13,199     70,730     33,151     32,243
Non-cash imputed
 interest expenses on
 convertible debt         2,297        927      6,819        927      2,279
Imputed interest
 related to
 restructuring               48         54        149        167         50
Other (income)
 expense, net
  Loss (gain) on sale
   of assets                 31        (30)       242       (135)       (27)
  Gain related to
   minority
   investments                -          -          -       (743)         -
  Other miscellaneous
   income                  (167)        (3)      (178)        (5)       (10)
  Foreign exchange
   transaction (gain)
   or loss                 (338)     2,200      1,980      2,559        327
  Amortization of debt
   issuance cost            154         76        462         76        154
Provision for income
 taxes
  Income tax provision
   adjustments             (448)     1,327     (1,261)       621       (190)
Non-controlling
 interest non-GAAP
 adjustment                   -        182          -        374          -
                      ---------  ---------  ---------  ---------  ---------
Total adjustments        25,028     17,932     78,943     36,992     34,826
                      ---------  ---------  ---------  ---------  ---------
Net income
 attributable to
 Finisar Corporation -
 non-GAAP             $  26,706  $  44,993  $  83,503  $ 120,029  $  23,465
                      =========  =========  =========  =========  =========

Non-GAAP income
 attributable to
 Finisar Corporation  $  26,706  $  44,993  $  83,503  $ 120,029  $  23,465
Add: interest expense
 for dilutive
 convertible notes            -        539      1,072      1,617        533
                      ---------  ---------  ---------  ---------  ---------
Adjusted non-GAAP
 income attributable
 to Finisar
 Corporation          $  26,706  $  45,532  $  84,575  $ 121,646  $  23,998
                      =========  =========  =========  =========  =========

Non-GAAP income per
 share attributable to
 Finisar Corporation
 common stockholders
  Basic               $    0.26  $    0.47  $    0.83  $    1.25  $    0.24
  Diluted             $    0.25  $    0.44  $    0.80  $    1.18  $    0.23
Shares used in
 computing non-GAAP
 income per share
 attributable to
 Finisar Corporation
 common stockholders
  Basic                 103,563     96,394    100,475     95,649     99,621
  Diluted               105,990    104,361    106,339    103,491    105,340

Non-GAAP EBITDA
Non-GAAP income
 attributable to
 Finisar Corporation  $  26,706  $  44,993  $  83,503  $ 120,029  $  23,465
Depreciation expense     21,371     15,960     61,934     44,508     20,915
Amortization                  -         94         72        282         33
Interest expense             20        347        444        654        196
Income tax expense        1,857      1,500      5,857      4,195      1,800
                      ---------  ---------  ---------  ---------  ---------
Non-GAAP EBITDA       $  49,954  $  62,894  $ 151,810  $ 169,668  $  46,409
                      =========  =========  =========  =========  =========

Finisar-F

Investor Contact:
Kurt Adzema
Chief Financial Officer
408-542-5050 or Investor.relations@finisar.com

Press contact:
Victoria McDonald
Director, Corporate Communications
408-542-4261